Exhibit 16.1

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

July 6, 2009

Re:  Lpath, Inc.

Commission File Number:  000-50344

We have received a copy of the Form 8-K dated June 29, 2009 which was filed by Lpath, Inc. on July 2, 2009.

We agree with the statements contained in Item 4.01 of the aforementioned Form 8-K insofar as they relate to our Firm.

Very truly yours,

/S/ LEVITZACKS
Certified Public Accountants